Exhibit 4.3

                                                                EXECUTION COPY

                              PURCHASE AGREEMENT

                                                             December 16, 1999

Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York 10019-6160

Dear Sirs:

          Amtran, Inc., an Indiana corporation (the "Company"), proposes to issue and sell to Deutsche Bank Securities Inc. (the "Initial Purchaser") $75,000,000 aggregate principal amount of its 10.5% Senior Notes due 2004 (the "Securities") to be issued pursuant to the provisions of an Indenture dated as of July 24, 1997 (the "Original Indenture") among the Company, as issuer, American Trans Air, Inc. ("ATA"), Ambassadair Travel Club, Inc., ATA Leisure Corp. (formerly known as ATA Vacations, Inc.), Amber Travel, Inc., American Trans Air Training Corporation, American Trans Air Execujet, Inc., Amber Air Freight Corporation (each, an Indiana corporation) and Chicago Express Airlines, Inc., a Georgia corporation, as guarantors (together, the "Guarantors"), and First Security Bank, N.A., as trustee (the "Trustee") as supplemented by a supplemental indenture dated as of December 21, 1999 (the "First Supplemental Indenture" and together with the Original Indenture, the "Indenture") among the Company, the Guarantors and the Trustee. Pursuant to the terms of the Indenture the Guarantors will guarantee (each, a "Guarantee") on a joint and several basis the obligations of the Company under the Securities and the Indenture.

          The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with the exemption from registration provided by Rule 144A under the Securities Act ("Rule 144A") and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S").

          The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as defined below) and to be substantially in the form attached hereto as Exhibit A.

          In connection with the sale of the Securities, the Company will prepare a private placement memorandum (the "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering and a description of the Company and its business. Any reference herein to the Memorandum shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of the Memorandum; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of the Memorandum, deemed to be incorporated therein by reference.


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     1.   Representations and Warranties. Each of the Guarantors and the
Company represents and warrants to, and agrees with, the Initial Purchaser that as of the date hereof:

          (a) The Memorandum, in the form used by the Initial Purchaser to confirm sales and on the Closing Date (as defined below), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in the Memorandum based upon information relating to the Initial Purchaser furnished to the Company or any Guarantor in writing by the Initial Purchaser expressly for use therein.

          (b) None of the Guarantors, the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Guarantors or the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act except that no representation is made as to the activities of the Initial Purchaser.

          (c) None of the Guarantors, the Company, their Affiliates nor any person acting on its or their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation
S) with respect to the Securities and each of the Guarantors, the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchaser) have complied with the offering restrictions requirement of Regulation S.

          (d) The Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

          (e) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 6 and the compliance by the Initial Purchaser with its agreements in Section 6, it is not necessary in connection with the offer, sale and delivery of the Securities and the Guarantees to the Initial Purchaser in the manner contemplated by this Agreement to register the Securities or Guarantees under the Securities Act, except as provided in the Registration Rights Agreement. The Original Indenture is duly qualified under the Trust Indenture Act of 1939, as amended.

          (f) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (g) Neither the Company nor any of the Guarantors is required to register as an "investment company" and, after giving effect to the offer, issuance and delivery of the Securities to the Initial Purchaser in accordance with the terms of this Agreement and the application of the proceeds thereof as described in the Memorandum, neither the Company nor any of the Guarantors will be required to register as an


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                                                                             3

"investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (h) The accountants that examined and issued an auditors report with respect to the consolidated financial statements of the Company and its consolidated subsidiaries included in the Memorandum are independent public accountants within the meaning of the Securities Act and the regulations thereunder.

          (i) This Agreement has been duly authorized, executed and delivered by each of the Guarantors and the Company.

          (j) The consolidated financial statements included in the Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Memorandum present fairly the information required to be stated therein.

          (k) Each of the Guarantors and the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business as described in the Memorandum and to perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities (in the case of the Company) and the Guarantees (in the case of the Guarantors); and each of the Guarantors and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and the Guarantors, taken as a whole (a "Material Adverse Effect").

          (l) The Securities have been duly authorized and, when executed, authenticated and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be (x) valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability, and (y) be entitled to the benefits of the Indenture and the Registration Rights Agreement.

          (m) The Guarantees have been duly authorized by each of the Guarantors and, upon execution and delivery of the First Supplemental Indenture by each of the Guarantors and the Company, will be (x) valid and binding obligations of the each of the Guarantors enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general


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                                                                             4


applicability, and (y) be entitled to the benefits of the Indenture and the Registration Rights Agreement.

          (n) Each of the Original Indenture, the First Supplemental Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each of the Guarantors, enforceable in accordance with their terms, except as the enforceability thereof, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally, (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) the rights to indemnification or contribution may be limited by applicable law and public policy.

          (o) ATA is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and American Trans Air ExecuJet, Inc. ("ExecuJet") is an "air taxi," and the Company, ATA and ExecuJet and (and after consummation of the transactions contemplated herein will be) "citizens of the United States," in each case within the meaning of the Federal Aviation Act of 1958, as amended. All of the outstanding shares of capital stock of each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantors and the Company taken as a whole, from that set forth in the Memorandum.

          (q) Except as described in the Memorandum, none of the Guarantors or the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which they may be bound or to which any of their properties may be subject, except for such defaults that would not have a Material Adverse Effect.

          (r) The execution and delivery by each of the Guarantors and the Company of this Agreement, the Registration Rights Agreement, the First Supplemental Indenture, the Securities (in the case of the Company) and the Guarantees (in the case of the Guarantors) (collectively, with the Original Indenture, the "Operative Documents"), the consummation by each of the Guarantors and the Company of the transactions contemplated in this Agreement and the Operative Documents and compliance by each of the Guarantors and the Company with the terms of this Agreement and the Operative Documents will not contravene (i) any provision of applicable law or the articles of incorporation or by-laws of the Guarantors or the Company, as the case may be,
(ii) any agreement or other instrument (including the Original Indenture) binding upon the Guarantors or the Company or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantors or the Company other than, in the case of clauses (ii) and (iii) above, such contraventions that would not individually or in the aggregate have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or


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agency is required for the valid authorization, execution, delivery and performance by each of the Guarantors and the Company of this Agreement or the consummation by the Guarantors or the Company of the transactions contemplated by this Agreement and the Operative Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the Guarantees.

          (s) There are no legal or governmental proceedings pending or threatened to which the Company or any of the Guarantors is a party, or to which any of the properties of the Company or any of the Guarantors is subject, other than proceedings accurately described in all material respects in the Memorandum and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of any of the Guarantors or the Company to perform their respective obligations under this Agreement or any of the Operative Documents, or to consummate the transactions contemplated by the Memorandum.

          (t) The Company and each of the Guarantors possess adequate certificates, authorities and permits issued by appropriate governmental agencies or bodies necessary to conduct, in all material respects, the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that reasonably would be likely to, individually or in the aggregate, have a Material Adverse Effect.

          (u) Except as disclosed in the Memorandum, no labor dispute with the employees of the Company or any of the Guarantors exists or to the knowledge of the Company or any of the Guarantors is imminent that might have a Material Adverse Effect.

          (v) Except as disclosed in the Memorandum, the Company and each of the Guarantors (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (w) Except as disclosed in the Memorandum, each of the Guarantors and the Company have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Material Adverse Effect; and except as disclosed in the Memorandum, each of the Guarantors and the Company hold any leased real or personal property under valid and enforceable leases with no exceptions that would have a Material Adverse Effect.

          (x) The Company and its subsidiaries have implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute


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date-sensitive functions involving certain dates prior to and any dates after
December 31, 1999 (the "Year 2000 Problem"), and has determined that such risk will be remedied on a timely basis without material expense and will not have a Material Adverse Effect; and the Company believes, after due inquiry, that each supplier, vendor, customer or financial service organization used or serviced by the Company and its subsidiaries has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such supplier, vendor, customer or financial service organization would not have a Material Adverse Effect.

          The representations and warranties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date.

     2. Offering. The Initial Purchaser has advised the Company and the Guarantors that it will make an offering of the Securities received and paid for by the Initial Purchaser hereunder on the terms set forth in the Memorandum as soon as practicable after this Agreement is entered into as in the Initial Purchaser's judgment is advisable.

     3.   Issuance and Delivery.

          (a) The Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, $75,000,000 in aggregate principal amount of Securities at a purchase price of 100% of the principal amount thereof.

          (b) Payment for the Securities shall be made against delivery of the Securities at a closing (the "Closing") to be held at the office of Cleary, Gottlieb, Steen & Hamilton at One Liberty Plaza, New York, New York 10006 at 10:00 A.M., local time, on December 21, 1999, or at such other time on the same or such other date, not later than December 24, 1999, as shall be agreed upon by the Company and the Initial Purchaser. The time and date of such payment are herein referred to as the Closing Date. Delivery of the Securities shall be made to the Initial Purchaser's account at The Depository Trust Company against payment by the Initial Purchaser of the purchase price thereof by wire transfer in immediately available funds.

          (c) Certificates for the Securities shall be in global or definitive form and registered in such names and in such denominations as the Initial Purchaser shall request in writing not less than two full business days prior to the Closing Date. The certificates evidencing the Securities shall be delivered to the Initial Purchaser on the Closing Date for its account, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchaser duly paid, against payment of the purchase price therefor.


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                                                                             7

     4. Conditions to Closing. The obligations of the Initial Purchaser under this Agreement to purchase the Securities will be subject to the following conditions:

          (a) Subsequent to the date of this Agreement and prior to the Closing Date,

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of any of the Guarantors or the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and the Guarantors, taken as a whole, from that set forth in the Memorandum that, in the Initial Purchaser's judgment, is material and adverse and that makes it, in the Initial Purchaser's judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Memorandum.

          (b) The Initial Purchaser shall have received on the Closing Date
(i) a certificate, dated the Closing Date and signed by an executive officer of the Company and (ii) a certificate, dated the Closing Date and signed by an executive officer of each Guarantor, in each case, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and each of the Guarantors have complied with all of the agreements and satisfied all of the condit ions on their part to be performed or satisfied on or before the Closing Date. The officers signing and delivering such certificates may rely upon the best of their knowledge as to proceedings threatened.

          (c) The Initial Purchaser shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, independent counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

          (d) The Initial Purchaser shall have received on the Closing Date an opinion of the General Counsel of the Guarantor(s) and the Company, dated the Closing Date, to the effect set forth in Exhibit C.

          (e) The Initial Purchaser shall have received on the Closing Date an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for it, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser.

          (f) The Initial Purchaser shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to it, from the Guarantors' and the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Memorandum;


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provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than this Agreement.

          (g) Each of the Guarantors and the Company shall have furnished to the Initial Purchaser and to counsel for the Initial Purchaser, in form and substance satisfactory to it and to them, such other documents, certificates and opinions as such counsel may reasonably request in order to pass upon the matters referred to in Section 4(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by any of the Guarantors or the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

          5. Covenants of the Company. In further consideration of the agreements of the Initial Purchaser contained in this Agreement, the Company and each of the Guarantors covenant as follows:

          (a) To furnish to the Initial Purchaser, without charge, during the period mentioned in paragraph (c) below, as many copies of the Memorandum and any supplements and amendments thereto as it may reasonably request and to deliver such copies to the Initial Purchaser by 8:00 a.m. (New York time) on the second business day following the execution of this Agreement.

          (b) Before amending or supplementing the Memorandum, to furnish to the Initial Purchaser a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Initial Purchaser reasonably objects.

          (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary in the Initial Purchaser's judgment to amend or supplement the Memorandum in order to make the statements therein, in the light of the circumstances when the Memorandum is delivered to a purchaser, not misleading, or if, with the opinion of counsel to the Initial Purchaser it is necessary to amend or supplement the Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser, either amendments or supplements to the Memorandum so that the statements in the Memorandum as so amended or supplemented will not, in the light of the circumstances when the Memorandum is delivered to a purchaser, be misleading or so that the Memorandum, as so amended or supplemented, will comply with applicable law.

          (d) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, each of the Guarantors and the Company will provide to any holder of such restricted securities, or to any prospective purchaser of such restricted securities designated by a holder, upon the request of such holder or prospective purchaser, any information required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) under the Securities Act.


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          (e) To endeavor to qualify the Securities and the Guarantees for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Initial Purchaser shall reasonably request.

          (f) For a period of five years after the Closing Date, the Guarantors and the Company will make available to the Initial Purchaser copies of all annual reports, quarterly reports and current reports filed by the Company with the Securities and Exchange Commission (the "Commission") on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the holders of the Securities or the Guarantors to their security holders generally; provided that at such time the Company has securities registered under Section 12(b) or 12(g) of the Exchange Act.

          (g) During the period of two years after the Closing Date, each of the Guarantors and the Company will, upon request, furnish to the Initial Purchaser and any holder of the Securities a copy of the restrictions on transfer applicable to the Securities.

          (h) During the period of two years after the Closing Date, none of the Guarantors or the Company will, and none of the Guarantors or the Company will permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

          (i) During the period of two years after the Closing Date, none of the Guarantors or the Company will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, or a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

          (j) The Company shall bear and pay all costs and expenses incurred incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8 hereof, including: (i) the fees and expenses of preparation, issuance and delivery of this Agreement to the Initial Purchaser; (ii) the fees and expenses of its counsel, accountants and any other experts or advisors retained by the Company; (iii) the fees and expenses incurred in connection with the preparation of the Memorandum and all amendments and supplements thereto; (iv) the fees and expenses of the printing and distribution of the Memorandum and the printing and production of all other documents connected with the offering of the Securities (including this Agreement and any other related agreements); (v) expenses related to the qualification of the Securities under the state securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of any Blue Sky memoranda; (vi) the expenses arising from having the Securities designated as eligible for trading in the PORTAL market; (vii) the expenses associated with the preparation, issuance and delivery to the Initial Purchaser of the Securities; (viii) the fees and expenses of the Trustee and (ix) the expenses of the "roadshow" and any other meetings with prospective investors in the Securities.

          (k) In connection with the offering, until the Initial Purchaser shall have notified the Guarantors and the Company of the completion of the resale of the Securities, neither the Company, any Guarantor nor any of their affiliates has bid for or purchased or will bid for or


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purchase, either alone or with one or more other persons, for any account in which they or any of their affiliates have a beneficial interest in any Securities, and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities, in either case in violation of Regulation M under the Exchange Act.

          (l) Between the date of this Agreement and the Closing Date, none of the Guarantors or the Company will without the Initial Purchaser's prior written consent offer, sell, or enter into any agreement to sell, any public debt securities registered under the Securities Act or any debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act (other than the Securities).

          (m) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (n) If requested by the Initial Purchaser, to use its reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (o) None of the Company, the Guarantors, their Affiliates or any person acting on its or their behalf (other than the Initial Purchaser) will engage in any directed selling efforts (as that term is defined in Regulation
S) with respect to the Securities, and the Company, each of the Guarantors and their Affiliates and each person acting on its or their behalf (other than the Initial Purchaser) will comply with the offering restrictions of Regulation S.

          (p) Neither the Company, any Guarantor nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act.

     6.   Offering of Securities; Restrictions on Transfer.

          (a) The Initial Purchaser represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Initial Purchaser agrees with the Company that (i) it has not and will not solicit offers for, and has not offered or sold and will not offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it has and will solicit offers for such Securities only from, and has offered and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other



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                                                                            11

than an estate or trust)) that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Memorandum under the caption "Transfer Restrictions."

          (b) The Initial Purchaser represents, warrants, and agrees with respect to offers and sales outside the United States that:

          (i) it understands that no action has been or will be taken in any jurisdiction by any Guarantor or the Company that would permit a public offering of the Securities, or possession or distribution of the Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

          (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Memorandum or any such other material, in all cases at its own expense;

          (iii) the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act;

          (iv) the Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and
     (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither the Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and the Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

          (v) the Initial Purchaser represents that it has (i) not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1989 of Great Britain); (ii) complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on;

          (vi) the Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Securities, directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and
     (B) in compliance with any other applicable requirements of Japanese law;
     and

          (vii) the Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

Terms used in this Section 6 have the meaning given to them by Regulation S of the Securities Act.

     7.   Indemnification and Contribution.

          (a) Each of the Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Initial Purchaser, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchaser or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to any Guarantor or the Company in writing by the Initial Purchaser expressly for use therein.

          (b) The Initial Purchaser agrees to indemnify and hold harmless each Guarantor and the Company, their directors, their officers and each person, if any, who controls the Company or any Guarantor within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from each Guarantor and the Company to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to any Guarantor or the Company in writing by the Initial Purchaser expressly for use in the Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser, in the case of parties indemnified pursuant to paragraph (a) above, and by the Guarantors and the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses f counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Guarantors and the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of such Securities or
(ii) if the allocation
provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Guarantors and the Company on the one hand and the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Guarantors and the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Guarantors and the Company and the total discounts and commissions received by the Initial Purchaser in respect thereof bear to the aggregate offering price of such Securities. The relative fault of the Guarantors and the Company on the one hand and of the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Guarantor or the Company or by the Initial Purcaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Guarantors, the Company and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Guarantors and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser or by or on behalf of any Guarantor or the Company, their officers or directors or any person controlling any Guarantor or the Company and (iii) acceptance of and payment for any of the Securities. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given by it to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of any Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Initial Purchaser's judgment, is material and adverse and (b) in the case of any of the events specified in clauses
(a)(i) through (iv), such event singly or together with any other such event makes it, in the Initial Purchaser's judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Memorandum.

     9.   Miscellaneous.

          (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          (b) If this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of any Guarantor or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Guarantor or the Company shall be unable to perform its obligations under this Agreement, or because of any termination pursuant to Section 8 hereof (other than by reason of a default by the Initial Purchaser), the Guarantors and the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

          (c) All notices and other communications under this Agreement shall be in writing, and, if sent the Initial Purchaser, be mailed, delivered or sent by facsimile transmission to:

Deutsche Bank Securities Inc.
130 Liberty Street
New York, New York 10006
Attention:  Khawer Ali
Facsimile Number:  (212) 669-1520

or, if sent to the Company or the Guarantors, will be mailed, delivered or sent by facsimile transmission to the Company at:

                                       with a copy to:

Amtran, Inc.                           Cravath, Swaine & Moore
7337 West Washington Street            Worldwide Plaza, 825 Eighth Avenue
Indianapolis, IN  46231                New York, NY  10019
Attention:  Brian T. Hunt, Esq.        Attention:  William P. Rodgers, Jr., Esq.
Facsimile Number:  (317) 240-7091      Facsimile Number:  (212) 474-3700

          (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          (e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                                  Very truly yours,

                                                  AMTRAN, INC.

                                                  By: /s/ Kenneth K. Wolff
                                                      -------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO

                                                  AMERICAN TRANS AIR, INC.

                                                   By: /s/ Kenneth K. Wolff
                                                      -------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO

                                                   By: /s/ Kenneth K. Wolff
                                                      -------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO

                                                  ATA LEISURE CORP. (formerly
                                                  ATA Vacations, Inc.)

                                                   By: /s/ Kenneth K. Wolff
                                                      -------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO

                                                  AMBER TRAVEL, INC.


                                                   By: /s/ Kenneth K. Wolff
                                                      -------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO

                                                  CHICAGO EXPRESS AIRLINES, INC.

                                                   By: /s/ Stephen Cooper
                                                      -------------------------
                                                      Name:  Stephen Cooper
                                                      Title: Acting President

                                                  AMERICAN TRANS AIR TRAINING
                                                  CORPORATION

                                                   By: /s/ Kenneth K. Wolff
                                                      -------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO

                                                  AMERICAN TRANS AIR EXECUJET,
                                                  INC.

                                                   By: /s/ Kenneth K. Wolff
                                                      -------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO

                                                  AMBER AIR FREIGHT CORPORATION

                                                   By: /s/ Kenneth K. Wolff
                                                      -------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO

Accepted as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By: /s/ Khawer Ali
    ---------------------------------
    Name:  Khawer Ali
    Title: Director

By: /s/ John Perra
    ----------------------------------
    Name:  John Perra
    Title: Associate

                                                                     EXHIBIT A





                     Form of Registration Rights Agreement

                                                                     EXHIBIT B

                              Form of Opinion of
                            Cravath, Swaine & Moore

               (i) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, governmental authority or regulatory body is required for the consummation of the transactions contemplated by the Purchase Agreement, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser;

               (ii) (A) The statements in the Memorandum under the caption "Description of the Notes," insofar as such statements purport to summarize provisions of the Securities, fairly summarize such provisions, and (B) the statements in the Memorandum under the caption "Certain United States Federal Income Tax Consequences," insofar as they purport to describe the material tax consequences of an investment in the Securities, fairly summarize the matters therein described;

               (iii) Assuming (i) the accuracy of the representations and warranties of the Company, each of the Guarantors and the Initial Purchaser set forth in the Purchase Agreement, (ii) the due performance by the Company, each of the Guarantors and the Initial Purchaser, of the covenants and agreements set forth in the Purchase Agreement, (iii) the Initial Purchaser's compliance with the offering and transfer procedures and restrictions described in the Memorandum and (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Memorandum by purchasers to whom the Initial Purchaser initially resells the Securities, the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by the Purchase Agreement and the Memorandum and the initial resale of the Securities by the Initial Purchaser in the manner contemplated in the Memorandum and the Purchase Agreement, do not require registration under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Securities;

               (iv) Neither the Company nor any of the Guarantors is required to register as an "investment company" and, after giving effect to the offer, issuance and delivery of the Securities in accordance with the terms of the Purchase Agreement and the application of the proceeds thereof as described in the Memorandum, neither the Company nor any of the Guarantors will be required to register as an "investment Company" under the Investment Company Act of 1940, as amended;

               (v) Each of the Original Indenture, the First Supplemental Indenture and the Registration Rights Agreement constitute legal, valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (vi) The Securities when executed, issued and authenticated in accordance with the provisions of the Indenture and delivered to the Initial Purchaser against payment therefor in accordance with the provisions of the Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); in expressing the opinion set forth in this paragraph (vi), such counsel may assume, with the consent of the Initial Purchaser, that the form of the Securities will conform to that included in the Indenture; and

               (vii) Upon execution and delivery of the First Supplemental Indenture by the Guarantors and the Company, the Guarantees will be legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

and to such further effect with respect to other legal matters relating to the Purchase Agreement and the sale of the Securities thereunder as counsel for the Initial Purchaser may reasonably request.

          Such opinion shall also state that, in connection with the preparation of the Memorandum, such counsel has participated in conferences with certain officers of, and with the accountants and counsel for, the Guarantors and the Company concerning the preparation of the Memorandum. Such opinion may state that although such counsel has made certain inquiries and investigations in connection with the preparation of the Memorandum, the limitations inherent in the role of outside counsel are such that such counsel does not assume responsibility for the accuracy or completeness of the statements made in the Memorandum, except insofar as the statements relate to such counsel and except to the extent set forth in paragraph (ii) of such counsel's opinion dated the date hereof. Subject to the foregoing, such opinion shall state that such counsel advises the Initial Purchaser that their work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Memorandum (except the financial statements and other information of a statistical, accounting or financial nature included or incorporated by reference therein, as to which such counsel does not express any view) as of its date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                     EXHIBIT C

                    Form of Opinion of the General Counsel
                       of the Guarantors and the Company

               (i) Each of the Guarantors and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Memorandum and to perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Securities (with respect to the Company), the Guarantees (with respect to the Guarantors), and the Indenture;

               (ii) Each of the Guarantors and the Company are duly qualified to transact business as a foreign corporation and are in good standing in each other jurisdiction in which they own or lease property of a nature, or transact business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect;

               (iii) ATA is a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; there is in force with respect to ATA an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act; all of the outstanding shares of capital stock of each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

               (iv) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the valid authorization, issuance and delivery of the Securities, the valid authorization, execution, delivery and performance by each of the Guarantors and the Company of the Purchase Agreement and the Operative Documents, or the consummation by each of the Guarantors and the Company of the transactions contemplated by the Purchase Agreement and the Operative Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

               (v) The execution and delivery by each of the Guarantors and the Company of the Purchase Agreement and the Operative Documents, the issuance and sale of the Securities, the consummation by each of the Guarantors and the Company of the transactions contemplated in the Purchase Agreement and the Operative Documents, and compliance by each of the Guarantors and the Company with the terms thereof will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of any Guarantor and the Company, (iii) to such counsel's knowledge, any agreement or other instrument binding upon any Guarantor or any of its subsidiaries that is material to such Guarantor and the Company, taken as a whole, or (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over, any Guarantor or the Company;

               (vi) Each of the Registration Rights Agreement, the First Supplemental Indenture and the Indenture has been duly authorized, executed and delivered by each of the Guarantors and the Company;

               (vii) The Purchase Agreement has been duly authorized, executed and delivered by each of the Guarantors and the Company; and the sale of the Securities by the Company pursuant to the Purchase Agreement has been duly authorized;

               (viii) There are no legal or governmental proceedings pending or threatened to which any Guarantor or the Company is a party, or to which any of the properties of any Guarantor or the Company is subject, other than proceedings accurately described in all material respects in the Memorandum and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of any Guarantor or the Company to perform its obligations under this Agreement or the Operative Documents, or to consummate the transactions contemplated by the Memorandum.

               (ix) ATA is an "air carrier", ExecuJet is an "air taxi", and each of them is (and after consummation of the transactions contemplated herein will be) a "citizen of the United States", in each case within the Federal Aviation Act of 1958, as amended, provided that at least 75 percent of the voting interest continues to be owned or controlled by persons who are citizens of the United States;

               (x) ATA is an air carrier operating under the Certificates of Public Convenience and Necessity issued by the Department of Transportation ("DOT") and its predecessor agency the Civil Aeronautics Board pursuant to ss.401 of the Federal Aviation Act of 1958, as amended, and an Operating Certificate and Operations Specifications issued by the Federal Aviation Administration ("FAA") pursuant to 14 C.F.R. Part 121, and ExecuJet is an air taxi holding a valid registration under Part 298 of the DOT regulations, and an Operating Certificate and Operations Specifications issued by the FAA pursuant to 14 C.F.R. Part 135, which licenses, certificates and permits are necessary for ATA to conduct its business as an air carrier, and for ExecuJet to conduct its business as an air taxi, and to the best knowledge of such counsel, no such license, certificate or permit is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, DOT or FAA (other than proceedings for the renewal of temporary rights), in which the opinion of such counsel might reasonably result in a final order impairing the validity of such licenses, certificates and permits;

               (xi) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any U.S. court or U.S. government agency involving (A) ATA's DOT Certificates of Public Convenience and Necessity, ExecuJet's DOT registration, or either of their FAA Operating Certificates or FAA Operating Specifications, or (B) the Federal Aviation Act of 1958, as amended, and the regulations promulgated thereunder ("Aviation Law") which is of a character expected to impact ATA's ability to


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          continue to do business as an air carrier or ExecuJet's ability to continue to do business as an air taxi and which would be required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

               (xii) to the best knowledge of such counsel, no consent, approval, authorization, filing with, or order of any court or governmental agency or body under Aviation Law is required for consummation of the transactions contemplated herein.

          In addition, counsel shall state that such counsel or lawyers on his staff have participated in the preparation of the Memorandum and nothing has come to such counsel's attention that leads him to believe that the Memorandum as of the date of the Purchase Agreement or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included in the Memorandum.